                                                                     EXHIBIT 3.9

                            Certificate Number 8294

                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE

                                     [LOGO]

              To all to whom these Presents Shall Come, Greeting:

         WHEREAS, Articles of Incorporation duly signed and verified of PEE CEE MANUFACTURING CO. INC. have been filed in the Office of the Secretary of State on the 7th day of September A. D. 1935, as provided by "THE BUSINESS CORPORATION ACT" of Illinois, in force July 13, A. D. 1933.

Now Therefore, I, EDWARD J. HUGHES, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of incorporation, and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.

                  IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 7th day of September
                           A. D. 1935 and of the Independence of the United States the one hundred and 60th.

                                                --------------------------------
                                                             SECRETARY OF STATE.

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                                     FORM B

      BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
                      THE INSTRUCTIONS ON THE BACK THEREOF

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,
COOK COUNTY      }ss.

                                                                   PAID
                                                                   SEP 7 1935
                                                                   I. F. $.50
                                                                   F. T. $8.34
                                                                   F. F. $20.00

To EDWARD J. HUGHES, Secretary of State:

     We, the undersigned,

----------------------------------------------------------------------------
                                                        Address
       Name             Number          Street            City        State
----------------------------------------------------------------------------
SAMUEL EISENSTEIN     1031 NORTH      SHORE AVE        CHICAGO      ILLINOIS
----------------------------------------------------------------------------
BERNARD EISENSTEIN    220 SOUTH      HOYNE AVENUE         "            "
----------------------------------------------------------------------------
BENJAMIN FRANKEL                                       FAIRFIELD       "
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is: PEE CEE MANUFACTURING CO. INC.________________

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: Water & Fourth Streets Street in the Town of Fairfield County of Wayne and the name of its initial Registered Agent at said address is: Samuel Eisenstein

                                  ARTICLE THREE

The duration of the corporation is: 99 years.

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                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are: To conduct and carry on the business of manufacturing, dealing in, selling and distributing, automobile, motorcycle, aeroplane and motor boat parts, tools, supplies, accessories; electrical parts, tools, supplies and accessories and to conduct and carry on the business of manufacturing, dealing in, selling and distributing, of screw machine parts, metal stampings, forgings, castings and all other parts and articles manufactured Brom metal.

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                                  ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 100 divided into one(1) class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class           Series      Number of       Par value per share
COMMON         (If any)       Shares
                               100                $ 10.00

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                   ARTICLE SIX

The class and number of shares to be issued by the corporation before it shall commence business and the consideration (expressed in dollars) to be received by the corporation therefor, are

                                       Consideration to be received
Class of shares   Number of shares              therefor,
    COMMON               100                    $1,000.00
                                                $
                                                $
                                                $
                                                $
                                                $

                                  ARTICLE SEVEN

The number of directors to be elected at the first meeting of the shareholders is: Three(3)

                                  ARTICLE EIGHT

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year, wherever located will be $1,000.00

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $1,000.00

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $25,000.00

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $25,000.00

/S/ SAMUEL EISENSTEIN  }
----------------------
/S/ BERNARD EISENSTEIN } Incorporators
----------------------
/S/ BENJAMIN FRANKEL   }
----------------------

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS,

COOK County   }ss.

I ***, a Notary Public do hereby certify that on the 2nd day of July 1935, SAMUEL EISENSTEIN BERNARD EISENSTEIN AND BENJAMIN FRANKEL personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                                                             ***
                                                                   Notary Public

                                     Form B

Box.....................                              File......................

                           ARTICLES OF INCORPORATION
                                      -of-
                         PEE CEE MANUFACTURING CO. INC.

FILED
SEP 7 1935
***
Sec'y. of State.

The following fees are required to be paid at date of issuing certificate of incorporation: Initial license fee of 50c per $1000.00; filing fee $20.00; franchise tax of 1/20 of 1% of the amount of stated capital and paid-in surplus which the corporation is to receive for the shares issued before it commences business, provided for the issue of $20,000.00 or less the minimum franchise tax is as follows: January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July, $10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50;
Nov., $6.67; Dec., $5.84.

In excess of $20,000.00 the franchise tax per $1000.00 is as follows: Jan., $0.75; Feb., .709; March, .667; April, .625; May, .584; June, .542; July, .50;
Aug., .4583; Sept., .4167; Oct., .3749; Nov., .3333; Dec., .2916.

All stock issued in excess of the amount represented in the Articles of Incorporation to be issued by the Corporation before it shall commence business must be reported within 60 days from date of issuance thereof and franchise tax and initial license fees paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.

The same fees are required for a subsequent issue of stock except the filling fee is $1.00 instead of $20.00. ****-44255

Box 2421 No. 187489
Articles of Incorporation
            of
PEE CEE MANUFACTURING CO.
----------------------------
           INC.

----------------------------

         FAIRFIELD
----------------------------

Capital Stock, ***
P.V. Com.;
Duration 99 years
FILED SEP 7 1935
***
Sec'y. of State.